Exhibit 21.1

Abitibi-Consolidated, Inc. Subsidiary List
Name	Jurisdiction of Incorporation
1508756 Ontario Inc.	Ontario
3834328 Canada Inc.	Canada
6169678 Canada Incorporated	Canada
Abitibi-Consolidated Alabama Corporation	Alabama
Abitibi-Consolidated Company of Canada	Quebec
Abitbi-Consolidated Corp.	Delaware
Abitibi-Consolidated Inc.	Canada
Abitibi-Consolidated Canadian Office Products Holdings Inc.	Canada
Abitibi-Consolidated Hydro Inc.	Canada
Abitibi-Consolidated Nova Scotia Incorporated	Nova Scotia
Abitibi Consolidated Europe	Belgium
Abitibi-Consolidated Finance LP	Delaware
Abitibi Consolidated Sales Corp.	Delaware
Abitibi-Consolidated U.S. Funding Corp.	Delaware
ACH Calm Lake Inc.	Canada
ACH Fort Frances Inc.	Canada
ACH Iroquois Falls Inc.	Canada
ACH Island Falls Inc.	Canada
ACH Kenora Inc.	Canada
ACH Limited Partnership	Manitoba
ACH Norman Inc.	Canada
ACH Sturgeon Falls Inc.	Canada
ACH Twin Falls Inc.	Canada
Alabama River Newsprint Company	Alabama
Augusta Newsprint Company	Georgia
Augusta Woodlands, LLC	Delaware
Bridgewater Paper Leasing Ltd.	United Kingdom
Bridgewater Paper Company Limited	United Kingdom
Cheshire Recycling Ltd.	United Kingdom
Donohue Corp.	Delaware
Donohue Malbaie Inc. (1)	Quebec
Donohue Recycling Inc.	Ontario
The International Bridge and Terminal Company	Canada
La Compagnie de Pulpe de Jonquiere	Quebec
Manicouagin Power Company(2)	Quebec
Marketing Donohue Inc.	Quebec
Produits Forestiers La Tuque Inc. (3)	Quebec
Produits Forestiers Saguenay Inc. (4)	Quebec
Scramble Mining Ltd.	Ontario
Star Lake Hydro Partnership(5)	Newfoundland
St. Maurice River Drive Company Limited	Quebec
Tenex Data Inc.	Delaware
Terra Nova Explorations Ltd.	Quebec

Note: Except as otherwise indicated, each of the above entities is a wholly owned direct or indirect subsidiary of Abitibi. The names of certain other direct and indirect subsidiaries of Abitibi have been omitted from the list above because such unnamed subsidiaries in the aggregate as a single subsidiary would not constitute a significant subsidiary.

(1) 51 percent owned

(2) 60 percent owned

(3) 83 percent owned

(4) Approximately 86 percent owned

(5) 51 percent owned